UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Warrants	ADILW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Definitive Agreement.

On January 27, 2023, Adial Pharmaceuticals, Inc. (the “Company”) and Adenomed LLC (“Buyer”) entered into an Option Agreement (the “Option Agreement”) pursuant to which the Company granted to the Buyer an exclusive option for a period of one hundred twenty (120) days from the effective date of the Agreement (the “Option Term”) for Buyer or its designated affiliate to acquire all of the assets of Purnovate, Inc. (“Purnovate”) , a wholly owned subsidiary of the Company. William Stilley, a director and Executive Vice President of the Company and Chief Executive Officer of Purnovate, serves as the President of Buyer and is the principal stockholder of Buyer. As consideration for the Option Agreement, the Company and Mr. Stilley entered into an amendment to Mr. Stilley’s employment agreement, as amended (the “Stilley Amendment”), that (i) deleted the provision of the employment agreement that provided that the termination by Mr. Stilley of his employment on or before February 22, 2023 shall be deemed to be a termination by him for good reason and (ii) added a provision to the employment agreement providing that Mr. Stilley will not serve on a full time basis for the Company and may provide services to other businesses including Buyer. The Option Agreement also provides that the Buyer may elect to acquire all of the equity of Purnovate from the Company instead of purchase all of the assets of Purnovate.

The Buyer has the right to extend the Option Term for an additional thirty (30) consecutive day period by the payment of One Hundred Thousand Dollars ($100,000) to the Company prior to the end of the original Option Term, and Buyer may also extend the Option Term for another thirty (30) consecutive day period by the payment of fifty thousand dollars ($50,000) to the Company prior to the end of the extended Option Term.

The Buyer has the right to exercise the Option by paying a cash exercise price of $150,000. Upon exercise of the Option, the Company will transfer to and Buyer will assume liabilities of Purnovate, including: (i) trade payables incurred for services or purchases by Purnovate exclusively for its research operations; (ii) any unpaid salaries of personnel on Purnovate’s payroll; and (iii) the lease for 1180 Seminole Trail, Suite 495, Charlottesville, VA 22901 (as modified). All other Purnovate liabilities, shall be retained by, or transferred to, the Company and any amounts owed by Purnovate to Company will be extinguished. The Company will be reimbursed by Buyer for any Purnovate expenditures incurred and paid commencing December 2022, to be paid within thirty (30) days of execution of the final acquisition agreement, and will hold a security interest in the assets of Buyer until the expense reimbursement is paid in full and the equity in Buyer described below is issued to Company.

The Option Agreement sets forth the terms of the definitive acquisition agreement to be negotiated in good faith by the parties after exercise of the Option which include: (i) an upfront cash payment of $300,000 upon the Option exercise; (ii) the issuance by Buyer to Company of 19.99% of the equity of Buyer within thirty (30) days of execution of the final acquisition agreement (such 19.99% to be subject to anti-dilution protection until the Buyer has raised $4,000,000); (iii) the assumption by Buyer of the obligations of Company under that certain Equity Purchase Agreement by and among Company, Purnovate, the members of Purnovate, and Robert D. Thompson as the member’s representative, dated December 7, 2020 and amended January 25, 2021 (the “PNV EPA”); (iv) the assumption by Buyer of the obligations of Company under that certain Employment Agreement, dated July 31, 2018, as amended, by and between Company and William Stilley; (v) a low, single digit royalty payments on net sales; (vi) cash payments of up to approximately $11 million in development and approval milestones for each compound after payments to the prior members of Purnovate pursuant to the PNV EPA; and (vii) cash payments of up to an aggregate of $50,000,000 upon the achievement of certain commercial milestones.

The Option Agreement was approved by the Company’s Board of Directors and by a committee of the Company’s Board of Directors consisting solely of independent directors.

The foregoing summaries of the Option Agreement and Stilley Amendment do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 1, 2023, the Company issued a press release announcing the entry into the Option Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*ǂ	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC dated as of January 27, 2023
10.1*	Amendment 6 to Employment Agreement effective as of the January 27, 2023 by and between Adial Pharmaceuticals, Inc. and William B. Stilley, III
99.1	Press Release issued by Adial Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
ǂ	Certain portions of Appendix 1 has been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of Appendix 1 will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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